Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED SUPPLY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED SUPPLY AGREEMENT (this “Amendment”), is made as of February 23, 2012 by and between DSW Leased Business Division LLC, an Ohio limited liability company (“DSW Leased”), successor by assignment of DSW Inc., an Ohio corporation (“DSW”), each having a business address of 810 DSW Drive, Columbus, Ohio 43219, and Stein Mart, Inc., a Florida corporation (“Stein Mart”) with a business address of 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

Background

A.    DSW and Stein Mart entered into an Amended and Restated Supply Agreement, dated as of May 30, 2006 (the “Agreement”), whereby Supplier agreed to supply Merchandise to Stein Mart.

B.    DSW and Stein Mart entered into a First Amendment to the Agreement, dated August 26, 2008, whereby the parties agreed to extend the term of the Agreement.

C.    DSW assigned to DSW Leased, its wholly-owned subsidiary, all of its right title and interest under the Agreement, effective as of January 27, 2012.

D.    The parties desire to further amend the Agreement on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.    Definitions. Defined terms used in this Amendment shall have the meaning ascribed to them in the Agreement.

2.    Term. Section 7.1 shall be deleted in its entirety and replaced with the following in lieu thereof:

7.1 Basic Term and Renewals. The term of this Agreement shall commence on May 30, 2006 and shall continue until December 31, 2014 (the “Initial Term”). Upon the expiration of the Initial Term, this Agreement shall automatically be extended for additional periods of one (1) year each (each such period shall be referred to as a “Renewal Period”) unless either party gives the other written notice of its intent not to renew the Agreement at least two hundred and seventy (270) days prior to the expiration of the Initial Term or applicable Renewal Period.

3. Agreement in Effect. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

4. Controlling Law. This Amendment and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment by their duly authorized officers as of the date first above written.

Supplier:

DSW LEASED BUSINESS DIVISION LLC

By:	/s/Chris Lanning
Title:	SVP & GM LBD

Stein Mart:

STEIN MART, INC.

By:	/s/ D. Hunt Hawkins
Title:	EVP & COO